EXHIBIT 23.1


               Consent of Independent Certified Public Accountants


We also  consent  to the  incorporation  by  reference  in (i) the  Registration
Statement (Form S-8 No. 33-48075) pertaining to the Registrant's Retirement Savings Plan and in the related Prospectus, (ii) the Registration Statement (Form S-8 No. 33-61687) pertaining to the Registrant's 1988 Amended and Restated Outside Directors Stock Option Plan and 1995 Stock Incentive Plan and in the related Prospectus and (iii) the Registration Statement (Form S-8 No. 333-64659) pertaining to the Registrant's 1998 Non-Employee Directors Stock Option Plan, Amended and Restated 1995 Stock Incentive Plan and Retirement Savings Plan and in the related Prospectus of our report dated June 8, 2001, with respect to the consolidated financial statements of Bluegreen Corporation included in the Annual Report (Form 10-K) for the year ended April 1, 2001.


                                                         ERNST & YOUNG LLP


West Palm Beach, Florida
June 28, 2001